UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey		07632
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Asta Funding, Inc. (the “Company”) announced that Mary Curtin, its Senior Vice President, has resigned and has left the Company effective March 24, 2014, subject to any rights of revocation in accordance with applicable law. Ms. Curtin’s resignation arises from her relocation to another state. Ms. Curtin’s responsibilities will be taken over by other members of the Company’s management team. In connection with her resignation the Company will pay Ms. Curtin for an additional twenty-six weeks, payable in accordance with the Company’s customary payroll practices for the period commencing after the effective date referenced above.

The Company has also announced Ricky Stern, 29, has been promoted to Senior Vice President. Mr. Stern will be compensated at a rate of $200,000 per annum during the coming year. Prior to this, Mr. Stern served as Assistant Treasurer of the Company and has been with the company for three years. Prior to joining the Company, Mr. Stern earned an MBA in Finance from Pace University in 2011. Mr. Stern is a Certified Financial PlannerTM professional as well as a Certified Investment Management AnalystSM professional.

Ricky Stern is the son of the Chairman, President and CEO of the Company, Gary Stern, and the grandson of the Chairman Emeritus of the Company, Arthur Stern.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 27, 2014

	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

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